UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 10, 2014

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

As reported in NRG Energy, Inc.’s, or the Company’s, Form 10-Q for the quarter ended September 30, 2013, the Company annually, during the fourth quarter, revises its views of power and fuel prices including the Company’s fundamental view for long term prices in connection with the preparation of its annual budget. Changes to the Company’s views of long term power and fuel prices may impact the Company’s projections of profitability, based on management’s estimate of supply and demand within the sub-markets for each plant and the physical and economic characteristics of each plant.   While this review is ongoing, the Company believes that its revised views of projected profitability for certain assets located primarily in the East will result in a significant adverse change in the extent to which these assets are expected to be used.  The Company considers this to be an indicator of impairment and accordingly, is performing impairment tests for these assets.  The Company expects to record a material impairment loss on these assets in the fourth quarter of 2013.  Any impairment loss will not have an impact on the Company’s cash flows or the Company’s previously stated guidance estimates for 2013 and 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ David R. Hill
David R. Hill
Executive Vice President and
General Counsel

Dated:  January 10, 2014